Exhibit 10.86
AMENDMENT
TO OFFER LETTER AGREEMENT
     This Amendment to Offer Letter Agreement (the “Amendment”) is entered into as of October 31, 2008 (the “Effective Date”), between Christina Yang and Gen-Probe Incorporated, a Delaware corporation (“Gen-Probe”).
RECITALS
     WHEREAS, on April 27, 2007, you and Gen-Probe entered into an offer letter (the “Agreement”) which set forth certain terms of your employment with Gen-Probe and provides for certain relocation assistance benefits; and
     WHEREAS, the parties wish to amend the relocation assistance provision of the Agreement to reflect recent changes affecting the taxation of deferred compensation arrangements under Section 409A of the Internal Revenue Code of 1986, as amended, pursuant to the terms and conditions set forth below.
AGREEMENT
     NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereby agree as follows effective as of the Effective Date.
     1. The following shall be added at the end of the Relocation Assistance section :
     “To the extent that the relocation assistance reimbursements described above are subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), (a) the reimbursement shall be made in the no later than December 31 of the calendar year following the year in which the expense was incurred, (b) the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and (c) your right to reimbursement as described above will not be subject to liquidation or exchange for another benefit.”
     2. Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.
     3. This Amendment shall be governed by the law of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.
[Signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

/s/ Christina Yang
Christina Yang

GEN-PROBE INCORPORATED
By:	/s/ Diana De Walt

Its: Senior Vice President, Human Resources

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